EXHIBIT 99.1

Broadridge Completes Acquisition of Fiduciary Services and Competitive Intelligence Business from Thomson Reuters

Provides Global Expansion for Broadridge’s Suite of Market Intelligence and Compliance Solutions

LAKE SUCCESS, N.Y., June 5, 2015 - Broadridge Financial Solutions, Inc. (NYSE:BR) has completed its acquisition of the Fiduciary Services and Competitive Intelligence unit from Thomson Reuters’ (NYSE: TRI) Lipper division. The acquisition expands Broadridge’s leading enterprise data and analytics solutions for mutual fund manufacturers, ETF issuers, and fund administrators, adding new global data and research capabilities. Broadridge announced its agreement to acquire the business on May 21, 2015. Terms were not disclosed.

As previously announced, Broadridge and Thomson Reuters Lipper also entered into a long term content and brand licensing services agreement under which Thomson Reuters Lipper will provide Broadridge with data on investment product classifications, pricing, performance, benchmarking, product asset positions, and product flows, ensuring continuity of underlying content and methodology.

“Adding these solutions to our well established mutual fund and retirement business provides our clients and the industry with a comprehensive suite of compliance oversight, fee benchmarking and competitive intelligence solutions,” said Gerard F. Scavelli, president of Broadridge’s Mutual Funds and Retirement Solutions Group. “Broadridge remains committed to delivering quality service to help clients mitigate risks, meet their fiduciary responsibilities and enhance sales productivity. We welcome Thomson Reuters’ clients and associates to the Broadridge organization.”

All Thomson Reuters Fiduciary Services and Competitive Intelligence unit associates in Denver, Colorado; London, England; and Gdynia, Poland will join the Broadridge organization. The acquired capabilities will be integrated within Broadridge’s Mutual Fund and Retirement Solutions Group, expanding its existing Access Data suite of market intelligence solutions.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE:BR) is the leading provider of investor communications and technology-driven solutions for broker-dealers, banks, mutual funds and corporate issuers globally. Broadridge’s investor communications, securities processing and business process outsourcing solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities.  With over 50 years of experience, Broadridge’s infrastructure underpins proxy voting services for over 90% of public companies and mutual funds in North America, and processes more than $5 trillion in fixed income and equity trades per day.  Broadridge employs approximately 6,700 full-time associates in 14 countries. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 (the “2014 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the

2014 Annual Report. These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge; declines in participation and activity in the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; overall market and economic conditions and their impact on the securities markets; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

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Contact Information

Investor Contact:
Brian S. Shipman, CFA
Broadridge Financial Solutions
+1 516-472-5129
BroadridgeIR@broadridge.com

Media Contacts:
Linda Namias
Broadridge Financial Solutions
+1 631-254-7711
linda.namias@broadridge.com

Lemuel Brewster
Thomson Reuters
+1 646-223-5147
+1 917-805-1089 (mobile)
lemuel.brewster@thomsonreuters.com